UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On November 14, 2024, Allegiant Air, LLC, a subsidiary of Allegiant Travel Company (the “Company”), entered into agreements with The Boeing Company (“Boeing”) to amend its December 2021 agreement to acquire 50 newly manufactured Boeing 737 MAX aircraft. Under the amended agreement, the aircraft delivery schedule has been revised to reduce the number of aircraft expected in 2024 and 2025 whereby all 50 firm aircraft are due for delivery by the end of 2027 (previously, end of 2025). The amended agreement provides for other benefits and considerations related to delivery delays in 2024 as well as the deferred schedule through 2027.

The foregoing description of the amendments to the agreement with Boeing does not purport to be complete and is qualified in its entirety by reference to the definitive amendments to the purchase agreement with Boeing, which the Company intends to file as exhibits to the Company’s annual report on Form 10-K for the year ending December 31, 2024.

Section 8    Other Events

Item 8.01    Other Events.

The Company accepted delivery of its first Boeing 737-8200 aircraft in September 2024, and following cessation of the recent machinist strike at Boeing, the Company expects it could receive up to three additional aircraft during fourth quarter 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2024	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert Neal
	Name:	Robert Neal
	Title:	Senior Vice President, Chief Financial Officer